EXHIBIT 11 - STATEMENTS RE:  COMPUTATION OF PER SHARE EARNINGS

                           COMMUNITY BANCSHARES, INC.
               COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

The following tabulation presents the calculation of basic and fully diluted earnings per common share for the three and six months ended June 30, 2003 and 2002.


                                                                   FOR THE THREE                    FOR THE SIX
                                                                MONTHS ENDED JUNE 30,          MONTHS ENDED JUNE 30,
                                                            ---------------------------    ---------------------------
                                                                2003           2002           2003            2002
                                                            -----------     -----------    -----------     -----------

Reported income (loss) from continuing operations ......    $(2,541,206)    $(1,881,795)   $(3,090,315)    $(1,867,796)
                                                            ===========     ===========    ===========     ===========
Reported income from discontinued operations ...........    $        --     $ 4,708,817    $        --     $ 5,927,331
                                                            ===========     ===========    ===========     ===========
Earnings (losses) on common shares .....................    $(2,541,206)    $ 2,827,022    $(3,090,315)    $ 4,059,535
                                                            ===========     ===========    ===========     ===========


Weighted average common shares outstanding - basic .....      4,656,788       4,642,330      4,647,621       4,632,811
                                                            ===========     ===========    ===========     ===========

Earnings (loss) per common share - basic
   Income (loss) from continuing operations ............    $     (0.55)    $     (0.41)   $     (0.66)    $     (0.40)
                                                            ===========     ===========    ===========     ===========
   Income from discontinued operations .................    $        --     $      1.02    $        --     $      1.28
                                                            ===========     ===========    ===========     ===========
   Net income (loss) ...................................    $     (0.55)    $      0.61    $     (0.66)    $      0.88
                                                            ===========     ===========    ===========     ===========


Weighted average common shares outstanding - diluted ...      4,656,788       4,642,330      4,647,621       4,632,811
                                                            ===========     ===========    ===========     ===========

Earnings (loss) per common share - diluted
   Income (loss) from continuing operations ............    $     (0.55)    $     (0.41)   $     (0.66)    $     (0.40)
                                                            ===========     ===========    ===========     ===========
   Income from discontinued operations .................    $        --     $      1.02    $        --     $      1.28
                                                            ===========     ===========    ===========     ===========
   Net income (loss) ...................................    $     (0.55)    $      0.61    $     (0.66)    $      0.88
                                                            ===========     ===========    ===========     ===========


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